UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2012

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders

On May 30, 2012, the Company held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 3,952,396 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 3,228,772 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting and the results of the votes cast at the meeting:

Proposal 1.      To elect six directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Mark W. Sheffert	1,454,827	49,772	1,724,173
Gregg O. Lehman, Ph.D.	1,257,677	246,922	1,724,173
John R. Baudhuin	1,481,830	22,769	1,724,173
Robert E. Munzenrider	1,499,854	4,745	1,724,173
Wendy D. Lynch, Ph.D.	1,499,854	4,745	1,724,173
Hendrik Struik	1,500,054	4,545	1,724,173

Proposal 2.      To consider and act upon a proposal to ratify and approve amendments to the Company’s 2003 Employee Stock Purchase Plan to increase the total number of shares authorized to be issued under the plan by 100,000 shares and make other amendments to the Plan.

For	Against	Abstain	Broker Non-Vote
1,350,900	144,153	9,546	1,724,173

Proposal 3.       To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 31, 2012.

For	Against	Abstain
3,176,711	49,416	2,645

As a result, the shareholders elected each nominee as a director of the Company, ratified and approved amendments to the Company’s 2003 Employee Stock Purchase Plan, and ratified the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm for the Company for the year ending October 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: June 4, 2012	By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

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